Exhibit 99.1

STRATA Skin Sciences Reports Record Fourth Quarter 2022 Revenue

Achieved record revenue of $36.2 million, representing 21% increase over the year 2021

Company to host conference call and webcast today, March 31, 2023, at 8:30 AM ET

HORSHAM, Pa., March 31, 2023 (GLOBE NEWSWIRE) -- STRATA Skin Sciences, Inc. (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today announced financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 and Recent Business Highlights:
●	Revenue in the fourth quarter of 2022 was a record $10.6 million, an increase of 17% over the fourth quarter of 2021
○	Global recurring revenue was $6.5 million
○	Gross domestic recurring billings were $5.8 million
●	Revenue for the full year 2022 was $36.2 million, a 21% increase over the full year 2021
○	Global recurring revenue was $23.0 million
○	Gross domestic recurring billings were $22.3 million (See Reconciliation of Non-GAAP measures below)
●	Domestic installed base increased to 909 XTRAC® devices at December 31, 2022
●	In January 2022, announced the acquisition of acne treatment device, TheraClear®X, from Theravant Corporation and commercially launched the system in July 2022
●	Announced the additions of Michael E. Goodman as Head of International Sales in May 2022 and John Bagdasarian as Vice President of Professional Relations in March 2022
●	Entered into the estimated $300 million acne, psoriasis, and vitiligo market in Mexico with exclusive distribution agreement for TheraClear®X, VTRAC®, and XTRAC®
●	Poster accepted at ODAC Dermatology, Aesthetic & Surgical Conference titled “Advancement of Personalized Photopneumatic Therapy for Rapid, Visible Improvement in Patients to Mild to Moderate Acne”
●	Launched new XTRAC website, with Practice Finder function, allowing potential patients to find dermatologists in surrounding area offering XTRAC services

“This past year, we successfully executed on multiple fronts that contributed to our strong commercial performance,” mentioned Bob Moccia, Chief Executive Officer of STRATA Skin Sciences. “We exceeded guidance and recorded revenues of $36.2 million, which is a 21% increase over the prior year, entered the $5.5 billion acne treatment market with the acquisition of TheraClearX from Theravant, and accessed new markets through distribution agreements with leading medical device distributors. We also expanded our senior leadership team with seasoned professionals in the dermatology space. These advancements contributed to our record year, and we plan to continue this momentum into 2023.”

Mr. Moccia further commented, “As we enter the year with many catalysts on the horizon, our priority remains on growing our topline through adhering to our strategic priorities. We plan to fully roll out TheraClearX and increase device placements, ultimately capturing additional market share. Additionally, the launch of our new patient-focused XTRAC website, coupled with our direct-to-consumer and direct-to-dermatologists marketing, will continue to broaden the awareness of our devices.”

Fourth Quarter 2022 Financial Results
Revenues for the fourth quarter of 2022 were $10.6 million, as compared to revenues of $9.1 million for the fourth quarter of 2021. Global recurring revenues for the fourth quarter of 2022 were $6.5 million, as compared to global recurring revenues of $6.7 million for the fourth quarter of 2021. Equipment revenues were $4.1 million for the fourth quarter of 2022, as compared to $2.3 million for the fourth quarter of 2021.

Gross profit for the fourth quarter of 2022 was $6.8 million, or 65% of revenues, as compared to $6.0 million, or 66% of revenues, for the fourth quarter of 2021.

Selling and marketing costs for the fourth quarter of 2022 were $3.8 million, as compared to $3.7 million for the fourth quarter of 2021. General and administrative costs for the fourth quarter of 2022 were $2.5 million, as compared to $2.6 million for the fourth quarter of 2021.

Other expense for the fourth quarter of 2022 were $0.2 million, compared to $0.2 million for the fourth quarter of 2021.

Net loss for the fourth quarter of 2022 was $0.2 million, or a loss of $0.005 per basic and diluted common share, as compared to the net loss for the fourth quarter of 2021 of $0.8 million, or a net loss of $0.03 per basic and diluted common share.

Full Year 2022 Financial Results
Revenues for the full year 2022 were $36.2 million, as compared to revenues of $30.0 million for the full year 2021. Global recurring revenues for the full year 2022 were $23 million, as compared to global recurring revenues of $22.5 million for the full year 2021. Equipment revenues were $13.1 million for the full year 2022, as compared to $7.5 million for the full year 2021.

Gross profit for the full year 2022 was $21.8 million, or 60% of revenues, as compared to $19.9 million, or 66% of revenues, for the full year 2021.

Selling and marketing costs for the full year 2022 were $15.3 million, as compared to $13.1 million for the full year 2021. General and administrative costs for the full year 2022 were $10.1 million, as compared to $9.7 million for the full year 2021.

Other expenses for the full year 2022 were $0.8 million compared to $1.7 million in gains for the full year 2021.

Net loss for the full year 2022 was $5.5 million, or a loss of $0.16 per basic and diluted common share, as compared to the net loss for the full year 2021 of $2.7 million, or a net loss of $0.08 per basic and diluted common share.

Cash, cash equivalents and restricted cash at December 31, 2022, were $6.8 million.

Financial Outlook
STRATA projects 2023 full-year revenue to be between $38 million and $40 million.

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 8:30 AM ET. The conference call will be concurrently webcast. The link to the webcast is available here: 4Q22 & Full Year Earnings Webcast and will be archived for future reference. To listen to the conference call, please dial 877-269-7756 (US/Canada), 201-689-7817 (International), and use the conference ID number 13736453.

Reconciliation of Non-GAAP Measures
To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA and Gross Domestic Recurring Billings.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands) (unaudited):

	For the Twelve Months Ended		For the Three Months Ended December 31
	2022	2021	2022	2021
Net loss	$(5,549)	$(2,706)	$(160)	$(849)

Adjustments:
Depreciation and amortization	5,293	3,736	1,322	1,047
Amortization of right-of-use asset	395	350	147	89
Loss on disposal of property and equipment	52	140	-	67
Income taxes	63	34	63	22
Loss (Gain) on forgiveness of debt	-	(2,029)	-	(1)
Interest income	(89)	(15)	(44)	1
Interest expense	926	314	275	205
Non-GAAP EBITDA	1,091	(176)	1,603	581

Stock-based compensation expense	1,466	1,643	191	80
Non-GAAP adjusted EBITDA	2,557	1,467	1,794	661

XTRAC® Gross Domestic Recurring Billings
XTRAC® gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments, which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The following is a reconciliation of non-GAAP XTRAC® gross domestic billings to domestic recorded revenue for the fourth quarter and year ended 2022 and 2021 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Gross domestic recurring billings	$5,768	$6,148	$22,271	$22,071
Co-Pay adjustments	294	(58)	(268)	(600)
Other discounts	(40)	(38)	(163)	(154)
Deferred revenue from prior quarters	2,309	2,107	1,867	1,765
Deferral of revenue to future quarters	(2,170)	(1,867)	(2,170)	(1,867)
GAAP Recorded domestic revenue	$6,161	$6,292	$21,537	$21,215

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company dedicated to developing, commercializing and marketing innovative products for the in-office treatment of various dermatologic conditions such as psoriasis, vitiligo, and acne. Its products include the XTRAC® and Pharos® excimer lasers, VTRAC® lamp systems, and now the TheraClear®X Acne Therapy System.

STRATA is proud to offer these exciting technologies in the U.S. through its unique Partnership Program. STRATA’s popular partnership approach includes a fee per treatment cost structure versus an equipment purchase, installation and use of the device, on-site training for practice personnel, service and maintenance of the equipment, dedicated account and customer service associates, and co-op advertising support to help raise awareness and promote the program within the practice.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell an acne treatment device and to integrate that device into its product offerings, the Company’s ability to develop, launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to dermatologist marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, future responses to and effects of COVID-19 pandemic and its variants including the distribution and effectiveness of the COVID-19 vaccines, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact:

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
sskn@cg.capital

STRATA Skin Sciences, Inc. and Subsidiary
Consolidated Balance Sheets
(in thousands except share and per share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$5,434	$12,586
Restricted cash	1,361	—
Accounts receivable, net of allowance for doubtful accounts of $382 and $275 at December 31, 2022 and 2021, respectively	4,471	3,433
Inventories	5,547	3,489
Prepaid expenses and other current assets	691	462
Total current assets	17,504	19,970
Property and equipment, net	7,498	6,883
Operating lease right-of-use assets	975	638
Intangible assets, net	17,394	10,083
Goodwill	8,803	8,803
Other assets	98	216
Total assets	$52,272	$46,593

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,425	$2,822
Accrued expenses and other current liabilities	6,555	6,377
Deferred revenues	2,778	3,285
Current portion of operating lease liabilities	355	318
Current portion of contingent consideration	313	—
Total current liabilities	13,426	12,802
Long-term debt, net	7,476	7,319
Deferred revenues and other liabilities	314	400
Deferred tax liability	306	266
Operating lease liabilities, net of current portion	610	392
Contingent consideration, net of current portion	8,309	—
Total liabilities	30,441	21,179
Commitments and contingencies
Stockholders’ equity:
Series C convertible preferred stock, $0.10 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 34,723,046 and 34,364,679 shares issued and outstanding at December 31, 2022 and 2021, respectively	35	34
Additional paid-in capital	249,024	247,059
Accumulated deficit	(227,228)	(221,679)
Total stockholders’ equity	21, 831	25,414
Total liabilities and stockholders’ equity	$52,272	$46,593

STRATA Skin Sciences, Inc. and Subsidiary
Consolidated Statements of Operations
(in thousands except share and per share data)
	Year Ended December 31,
	2022	2021
Revenues, net	$36,161	$29,977
Cost of revenues	14,393	10,127
Gross profit	21,768	19,850
Operating expenses:
Engineering and product development	1,029	1,434
Selling and marketing	15,301	13,106
General and administrative	10,087	9,712
	26,417	24,252
Loss from operations	(4,649)	(4,402)
Other (expense) income:
Interest expense	(926)	(314)
Interest income	89	15
Gain on forgiveness of debt	—	2,029
	(837)	1,730
Loss before income tax expense	(5,486)	(2,672)
Income tax expense	(63)	(34)
Net loss	$(5,549)	$(2,706)
Net loss per share of common stock, basic and diluted	$(0.16)	$(0.08)
Weighted average shares of common stock outstanding, basic and diluted	34,712,246	34,050,274

STRATA Skin Sciences, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(5,549)	$(2,706)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	5,293	3,736
Amortization of operating lease right-of-use assets	395	350
Amortization of deferred financing costs and debt discount	157	37
Provision for doubtful accounts	107	1
Stock-based compensation	1,466	1,643
Loss on disposal of property and equipment	52	140
Gain on forgiveness of debt	—	(2,029)
Deferred taxes	40	12
Changes in operating assets and liabilities:
Accounts receivable	(1,145)	(490)
Inventories	(1,524)	(45)
Prepaid expenses and other assets	(111)	(65)
Accounts payable	603	58
Accrued expenses and other liabilities	229	1,679
Deferred revenues	(644)	(444)
Operating lease liabilities	(477)	(369)
Net cash (used in) provided by operating activities	(1,108)	1,508
Cash flows from investing activities:
Purchase of property and equipment	(3,552)	(3,653)
Cash paid in connection with TheraClear asset acquisition	(631)	—
Cash paid in connection with Ra Medical asset acquisition	—	(3,473)
Net cash used in investing activities	(4,183)	(7,126)
Cash flows from financing activities:
Payment of contingent consideration	(500)	—
Proceeds from long-term debt	—	8,000
Payment of deferred financing costs	—	(133)
Repayment of note payable	—	(7,275)
Repayment of long-term debt	—	(500)
Net cash (used in) provided by financing activities	(500)	92
Net decrease in cash, cash equivalents and restricted cash	(5,791)	(5,526)
Cash, cash equivalents and restricted cash at beginning of year	12,586	18,112
Cash, cash equivalents and restricted cash at end of year	$6,795	$12,586
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$744	$222
Cash paid during the year for income taxes	$19	$—
Supplemental schedule of non-cash investing and financing activities:
Change in operating lease right-of-use assets and liabilities due to new and amended leases	$732	$—
Inventories acquired in connection with TheraClear asset acquisition	$71	$—
Intangible assets acquired in connection with TheraClear asset acquisition	$10,182	$—
Contingent consideration issued in connection with TheraClear asset acquisition	$9,122	$—
Common stock issued in connection with TheraClear asset acquisition	$500	$—
Transfer of property and equipment to inventories	$463	$—
Issuance of common stock warrants in connection with Senior Term Facility	$—	$585
Assumed deferred revenues in connection with asset acquisition	$—	$1,841